EXHIBIT 10.6

DATA ROOM ADDENDUM

TO OFFICE LEASE AGREEMENT

THIS Data Room Addendum (“DRA”) to the undersigned parties’ Office Lease Agreement entered December 10, 2007 as amended (“Lease”) is entered into and made effective the 10th day of December, 2007, between CALIBER INVESTMENT GROUP LLC, a Delaware limited liability company (the “Landlord”), and GREAT WHITE ENERGY SERVICES LLC, a Delaware limited liability company, (the “Tenant”) and shall constitute and form a part of the Lease between the parties. The DRA may separately be referred to herein as the DRA. All references to the “Lease” shall include both the terms of the Lease and the terms of this DRA.

Unless otherwise separately defined, the capitalized terms used herein are the same terms as defined in the Lease, which is incorporated by reference into this DRA.

W I T N E S S E T H

A. Express Incorporation by Reference. All terms of the Lease are expressly incorporated by reference herein. All generalized terms and provisions set forth in the Lease shall additionally be applicable to each of the corresponding Additional Definitions and Terms set forth in paragraph C of this DRA. For instance, except as otherwise specifically provided for in this DRA, (a) all Lease terms concerning Base Rent, proration or adjustment to Base Rent or Additional Rent under the Lease shall be additionally applicable to Monthly DR Rent; (b) all Rules and Regulations applicable to the Building shall be applicable to the Data Room; (c) all termination rights and remedies of Landlord as set forth in the Lease shall be applicable to Tenant’s failure to perform pursuant to this DRA; and (d) all Lease terms that concern the Leased Premises shall be additionally applicable to the DR Premises.

B. Express Conflicts Between Lease and DRA. In the case of any express conflict between the Lease and this DRA, the terms of this DRA shall be controlling.

C. Additional Definitions and Terms:

“North Building” shall mean the building and structures located at 14301 Caliber Drive, Oklahoma City, OK 73134.

“South Building” shall mean the building and structures located at 14201 Caliber Drive, Oklahoma City, OK 73134.

“Data Room” or (“DR”) shall mean the room located on the first floor of the North Building and designated by Landlord as the Data Room. It is acknowledged and agreed that the Data Room was originally designed to accommodate Landlord’s tenants in both the North Building and South Building, provided however, Landlord may, at any time, lease vacant Racks in the Data Room to any person and for any rental amount regardless of whether the person is an existing tenant in the North Building or South Building.

“Racks” shall mean each of the segregated areas within the Data Room designated by Landlord as a “Rack.” Each particular Rack in the Data Room shall be further designated by Landlord with a Rack number (i.e. Rack 1, Rack 2, Rack 3, Rack 4, etc.)

“Occupied Racks” shall mean the total number of specified Racks, excluding the Demarc Rack that is shared by all tenants, actually being occupied by any tenant or Landlord for each and every day of a particular calendar month.

“Tenant’s DR Share” A fraction having as the numerator the quantity of Racks constituting Tenant’s DR Premises and as the denominator the quantity of Occupied Racks. Tenant’s DR Share shall be subject to adjustment each month and shall be dependent upon other factors beyond the Tenant’s control, including whether other tenants use other Racks, thereby fluctuating the number of Occupied Racks and Tenant’s DR Share. Landlord shall provide notice to Tenant when Tenant’s Monthly DR Rent requires adjustment pursuant to the Lease. It is agreed by Landlord and Tenant that at the outset of this Lease, Tenant’s DR Share is 2/8 or 25%.

Tenant’s “DR Premises” shall mean Racks numbered Five (5), and Six (6); consisting of a quantity of two (2) total Racks. Tenant’s DR Premises shall be added to and included within the Lease’s definition of Tenant’s “Leased Premises”; except that (i) the DRA and the square footage of the Tenant’s DR Premises shall not be used to calculate any upward adjustment in Base Rent pursuant to paragraph 5.1 of the Lease; and (ii) Tenant’s obligation to pay Monthly DR Rent shall be in addition to any other sums due and owing from Tenant pursuant to the Lease (including without limitation Tenant’s Base Rent, other Additional Rent, etc.)

Tenant’s “Monthly DR Rent” shall mean Tenant’s DR Share multiplied by $3,928.58. The sums due and owing for Tenant’s Monthly DR Rent shall be in addition to any other sums due and owing from Tenant pursuant to this Lease including without limitation Tenant’s Base Rent, other Additional Rent, etc. It is understood and agreed that Tenant’s Monthly DR Rent is subject to fluctuation and may be dependent upon factors beyond the Tenant’s control (such that Tenant may be liable for Monthly DR Rent up to the amount of $3,928.58).

Landlord:                 Tenant:

D. DR Premises In consideration for Tenant’s Monthly DR Rent and Tenant’s other obligations under the Lease, Landlord hereby leases the DR Premises, together with the right, in common with others, to use the Common Areas, to Tenant and Tenant hereby leases the same from Landlord.

E. Term Subject to the various termination, cross-default and other provisions in this Lease (which are expressly incorporated by reference herein) and subject to section G of this DRA, it is the intention of the parties that the Term of this DRA be coterminous and expire on the same date.

F. Monthly DR Rent. Tenant’s Monthly DR Rent is payable on the first day of the month, in advance and without prior notice or demand, in monthly installments beginning on the Commencement Date, or such other date as provided herein and continuing on the first day of each month thereafter through the Expiration Date. Tenant’s Monthly DR Rent may be subject to periodic adjustment pursuant to this DRA.

G. Landlord’s Option to Reduce the Number of Racks Leased by Tenant. Upon thirty days’ written notice to Tenant, Landlord shall have the right and option to reduce the number of Racks occupied and leased by Tenant pursuant to this DRA; except that Landlord’s option and right to reduce under this option shall be limited by the following: notwithstanding said option, so long as Tenant remains in compliance with its obligations of this Lease, Landlord shall not have the right and option to reduce Tenant’s occupancy of the Data Room below the quantity of Racks equaling at least Tenant’s “North South Proportionate Number of Racks.” Tenant’s “North South Proportionate Number of Racks” shall mean an amount of racks computed as follows: by multiplying the square footage number of Tenant’s Net Rentable Area of Leased Premises by the total quantity of Racks in existence in the Data Room; and dividing that result by 82,739. For purpose of determining Tenant’s North South Proportionate Number of Racks, any fractional amount shall be disregarded. After the exercise of Landlord’s option and upon the effective date of the Tenant’s revised occupancy of the Data Room, Tenant’s Monthly DR Rent shall be adjusted to reflect Tenant’s revised occupancy of the Data Room. Landlord’s option, as set forth herein, shall not be applicable to and shall in no way effect Tenant’s Leased Premises, Tenant’s Base Rent or Tenant’s occupancy of either the North or South Building; and Landlord’s Option shall only be applicable to Tenant’s occupancy of the Data Room and Tenant’s Monthly DR Rent. Landlord’s option, as set forth herein, is not intended and shall not be construed in any manner as providing Tenant the right to increase Tenant’s number of Racks or to increase Tenant’s DR Premises. Landlord may exercise said option as many times as Landlord deems appropriate during the Term of this Lease.

H. Landlord Shall Have No Liability for Interruption of Services. Notwithstanding anything to the contrary in this Lease, Landlord shall not be liable to Tenant or any other Person for any inconvenience, annoyance, or injury to the business of Tenant resulting in any way or to any extent from any stoppage or interruption in Landlord’s services to the Leased Premises or the DR Premises, including without limitation electrical or HVAC service. To the extent Tenant seeks to be protected from any business interruption or other issues, Tenant agrees that its sole remedy shall be to obtain, at Tenant’s sole cost and expense, business interruption and other insurance and to make a claim on such insurance with Tenant’s insurance carrier. Additionally, any such stoppage or interruption in Landlord’s services shall not constitute or be construed as an eviction of Tenant or entitle Tenant to any abatement of Rent or relieve Tenant from performing any obligation contained herein.

I. Construction of Document. It is the parties’ mutual intention that the DRA and the Lease shall be considered and construed as one integrated Lease document known as the Lease. To the extent the DRA and Lease are, for whatever reason, not construed as one integrated document, then the following additional provisions shall apply to this DRA:

1. Cross Default As a material part of the consideration for the execution of this DRA by Landlord, it is agreed between Landlord and Tenant that a default under this DRA, or a default under the Lease, at the option of Landlord, be considered a default under both the DRA and the Lease, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to both leases including, but not limited to, the right to terminate one or both of said leases by reason of a default under said Lease or hereunder. Landlord and Tenant have entered into the Lease for the Leased Premises, in addition to this DRA. Any default, monetary or otherwise, in either the Lease or the DRA shall give the Landlord the option to declare a default under either or both of the Lease and/or the DRA. In the event of such a default, and exercise of this right by Landlord, it shall cumulatively have all the rights set forth in the DRA and/or the Lease.

2. Waiver of the Jury Trial TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR WITH RESPECT TO THIS DRA.

3. Entire Agreement This Lease and/or this DRA, including the Exhibits to this Lease, constitute the entire agreement between the parties hereto with respect to the subject matter of this Lease and/or DRA and supersede all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease and/or DRA. All understandings and agreements heretofore had between the parties are merged in this Lease and/or DRA which alone fully and completely expresses the agreement of the parties, neither party relying upon any statement or representation not embodied in this Lease and/or DRA. This Lease and/or DRA may be modified only be a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease and/or DRA, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

Landlord:                 Tenant:

4. LIMITATION OF LIABILITY EXCEPT TO THE EXTENT SPECIFICALLY ADDRESSED HEREIN, TENANT SHALL NOT HAVE THE RIGHT TO AN ABATEMENT OF RENT OR TO TERMINATE THIS LEASE OR THE DRA AS A RESULT OF LANDLORD’S DEFAULT AS TO ANY CONVENANT OR AGREEMENT CONTAINED IN THIS DRA OR LEASE OR AS A RESULT OF THE BREACH OF ANY PROMISE OR INDUCEMENT IN CONNECTION HEREWITH, WHETHER IN THIS DRA OR LEASE OR ELSEWHERE AND TENANT HEREBY WAIVES SUCH REMEDIES OF ABATEMENT OF RENT AND TERMINATION. TENANT HEREBY AGREES THAT TENANT’S REMEDIES FOR DEFAULT HEREUNDER OR IN ANY WAY ARISING IN CONNECTION WITH THIS LEASE AND/OR DRA INCLUDING ANY BREACH OF ANY PROMISE OR INDUCEMENT OR WARRANTY, EXPRESSED OR IMPLIED, SHALL BE LIMITED TO SUIT FOR DIRECT AND PROXIMATE DAMAGES, PROVIDED THAT TENANT HAS GIVEN THE NOTICES AS HEREINAFER REQUIRED. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED INT HIS DRA OR LEASE, THE LIABILTY OF LANDLORD TO TENANT FOR ANY DEFAULT BY LANDLORD UNDER THIS DRA OR LEASE SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING AND THE PROPERTY AND TENANT AGREES TO LOOK SOLELY TO LANDLORD’S INTEREST IN THE BUILDING AND THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR DIRECT AND PROXIMATE DAMAGES, IT SHALL GIVE LANDLORD AND ALL MORTGAGES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES (“LANDLORD MORTGAGES”) NOTICE AND REASONABLE TIME TO CURE ANY ALLEGED DEFAULT BY LANDLORD.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

LANDLORD	CALIBER INVESTMENT GROUP LLC,
a Delaware limited liability company

	By:	/S/ JADE NOLES

	Name:	Jade Noles

	Title:	President

TENANT	GREAT WHITE ENERGY SERVICES LLC,
A Delaware limited liability company

	By:	/S/ PHIL LANCASTER

	Name:	Phil Lancaster

	Title:	President and CEO

Landlord:                 Tenant: